Exhibit 4.1

Farmer Brothers

COFFEE

FARMER BROS. CO.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE SIDE
FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN.

CUSIP 307675 10 8

THIS CERTIFIES THAT

SPECIMEN

is the owner of

BY

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.

FULLY PAID AND NON-ASSESSABLE COMMON STOCK, $1.00 PAR VALUE, OF

FARMER BROS. CO.

transferable on the books of the corporation by the holder hereof in person by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by_the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation..

TRANSFER AGENT

AND REGISTRAR

AUTHORIZED SIGNATURE

Dated:

TREASURER	PRESIDENT

AMERICAN FINANCIAL [ILLEGIBLE] INCORPORATED – MINNEAPOLAS

FARMER BROS. CO.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UTMA —	Custodian
			(Cust)	(Minor)
TEN ENT	–	as tenants by entireties	under Uniform Transfer to Minors

JT TEN	–	as joint tenants with right of survivorship	Act
		and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                            Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERT PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE AT A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”). THE NEW YORK STOCK EXCHANGE. INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.

This certificate also represents and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Farmer Bros. Co., Inc. (the “Company”) and the Rights Agent thereunder (the “Rights Agent”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Aquiring  Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.